     Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

     In connection with the shareholder report of American Century Variable
Portfolios, Inc. (the "Registrant") on Form N-CSR for the period ending June 30,
2003 (the "Report"), we, the undersigned, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1)      The Report fully complies with the requirements of Section
                  15(d) of the Securities Exchange Act of 1934; and

         (2)      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:  August 18, 2003

                           /s/William M. Lyons
                           William M. Lyons
                           President
                           (chief executive officer)

                           /s/Maryanne L. Roepke
                           Maryanne L. Roepke
                           Sr. Vice President, Treasurer & Chief Accounting
                           Officer
                           (chief financial officer)